Filed Pursuant to Rule 424(b)(2)
Registration No. 333-198299

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 22, 2014)

$50,000,000

6.00% Fixed-to-Floating Subordinated Notes due June 30, 2026

We are offering $50,000,000 aggregate principal amount of our 6.00% Fixed-to-Floating Subordinated Notes due 2026, which we refer to as the Notes. The Notes will bear interest at a rate of 6.00% per annum, from and including June 15, 2016, to but excluding June 30, 2021. From and including June 30, 2021 through maturity or earlier redemption, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month LIBOR rate plus 485 basis points, payable quarterly in arrears. We will pay interest on the Notes on each June 30 and December 30, commencing on December 30, 2016 through June 30, 2021, and thereafter on each March 30, June 30, September 30 and December 30. The Notes will mature on June 30, 2026.

Subject to the prior approval of the Board of Governors of the Federal Reserve System, to the extent that such approval is required, we may, at our option, beginning June 30, 2021 and on any scheduled interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption (an “Optional Redemption”). Other than in the case of an Optional Redemption, subject to the prior approval of the Federal Reserve Board, to the extent that such approval is required, the Notes will not be redeemable prior to maturity unless certain events occur as described under “Description of Notes” in this prospectus supplement. There is no sinking fund for the Notes.

The Notes will be unsecured and subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including the bank deposits of our subsidiary bank. In the event of our bankruptcy or insolvency, the holders of the Notes will not be entitled to receive any payment with respect to the Notes until all holders of senior indebtedness are paid in full. The Notes are obligations of Peapack-Gladstone Financial Corporation only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including our bank subsidiary, Peapack-Gladstone Bank (the “Bank”).

There is no public trading market for the Notes and we do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

	Price to Public(1)	Underwriting Discounts	Proceeds to Us (Before Expenses)
Per Note due 2026	100%	1.50%	98.50%
Total	$50,000,000	$750,000	$49,250,000

(1)	Plus accrued interest, if any, from the original issue date.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The Notes are not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company, on or about June 15, 2016.

Book-Running Manager

Sandler O’Neill + Partners, L.P.

Co-Manager

Keefe, Bruyette & Woods
                    A Stifel Company

Prospectus Supplement dated June 10, 2016

Prospectus Supplement

Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

We are not making an offer of the Notes covered by this prospectus supplement in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

References in this prospectus supplement and the accompanying prospectus to “Peapack,” “we,” “us” and “our” are to Peapack-Gladstone Financial Corporation.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of the securities offered pursuant to this prospectus supplement.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information about us, some of which may not apply to the offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the heading “Where You Can Find More Information”. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

We are offering to sell, and seeking offers to buy, the Notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Notes offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

To the extent the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov and on our website at www.pgbank.com. Except as specifically incorporated by reference in this prospectus supplement, information on those websites is not part of this prospectus supplement. You may also read and copy any document we file by visiting the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of this prospectus supplement;
•	we can disclose important information to you by referring you to those documents; and
•	information that we file with the SEC will automatically update and supersede this prospectus supplement and earlier information incorporated by reference.

In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2015 (including portions of our Proxy Statement for our 2016 Annual Meeting of Shareholders filed on March 17, 2016 with the SEC to the extent specifically incorporated by reference in such Form 10-K);
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;
•	Current Reports on Form 8-K filed on the following dates: January 29, 2016, February 2, 2016 (two reports), April 25, 2016, April 26, 2016 and April 29, 2016 (unless stated otherwise in the applicable report, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated herein by reference); and
•	The description of our common stock which is contained in our Registration Statement on Form 10 including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement (other than, in each case, documents or information deemed to have been furnished, and not filed in accordance with the SEC rules) until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;
•	any document filed under Section 14 of the Exchange Act; and
•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement is accurate as of the date of this prospectus supplement only. Our business, financial condition and results of operation may have changed since that date.

S-iv

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:

Peapack-Gladstone Financial Corporation
500 Hills Drive, Suite 300
Bedminster, New Jersey 07921
Attention: Jeffrey J. Carfora
Telephone: (908) 234-0700

S-v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains and incorporates by reference certain forward-looking statements regarding our financial condition, results of operations and business. These statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations.

These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, “will”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following:

•	inability to successfully grow our business and implement our strategic plan, including an inability to generate revenues to offset the increased personnel and other costs related to the strategic plan;
•	the impact of anticipated higher operating expenses in 2016 and beyond;
•	inability to manage our growth;
•	inability to successfully integrate our expanded employee base;
•	a continued or unexpected decline in the economy, in particular in our New Jersey and New York market areas;
•	declines in our net interest margin caused by the low interest rate environment and highly competitive market;
•	declines in value in our investment portfolio;
•	higher than expected increases in our allowance for loan losses;
•	higher than expected increases in loan losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	a continued or unexpected decline in real estate values within our market areas;
•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;
•	successful cyber attacks against our IT infrastructure and that of our IT providers;
•	higher than expected FDIC insurance premiums;
•	adverse weather conditions;
•	inability to successfully generate new business in new geographic markets;
•	inability to execute upon new business initiatives;
•	lack of liquidity to fund our various cash obligations;
•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
•	other unexpected material adverse changes in our operations or earnings.

S-vi

We assume no responsibility to update such forward-looking statements in the future, even if experience shows that the indicated results or events will not be realized. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus supplement and the accompanying prospectus. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” above and “Risk Factors” below.

S-vii

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read this entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference herein, including our financial statements and the notes to those financial statements contained in such documents, before making an investment decision.

About Peapack

Peapack-Gladstone Financial Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was organized under the laws of New Jersey in August 1997, by the Board of Directors of Peapack-Gladstone Bank (the “Bank”), its principal subsidiary, to become a holding company for the Bank. The Bank is a state chartered commercial bank founded in 1921 under the laws of the State of New Jersey. The Bank is a member of the Federal Reserve System. The Bank provides innovative private banking services to businesses, non-profits and consumers through its private banking locations in Bedminster, Morristown, Princeton and Teaneck, New Jersey, its wealth management division and its branch network in Somerset, Morris, Hunterdon and Union Counties.

Our private wealth management division is one of the largest New Jersey-based trust and investment businesses with $3.31 billion of assets under administration as of March 31, 2016. It is headquartered in Bedminster, New Jersey with additional private banking locations in Morristown, Princeton and Teaneck, New Jersey, as well as at the Bank’s subsidiary, PGB Trust & Investments of Delaware, in Greenville, Delaware. Our wealth management clients include individuals, families, foundations, endowments, trusts and estates. Our commercial loan clients are business people, including business owners, professionals, retailers and real estate investors. Most forms of commercial lending are offered, including working capital lines of credit, term loans for fixed asset acquisitions, commercial mortgages, multi-family mortgages and other forms of asset-based financing. Treasury management services are also offered.

In addition to commercial banking activities, we offer a wide range of consumer banking services, including: checking and savings accounts, money market and interest-bearing checking accounts, certificates of deposit, and individual retirement accounts held in certificates of deposit. We also offer residential and construction mortgages, home equity lines of credit and other second mortgage loans. Automated teller machines are available at 22 locations. Internet banking, including an online bill payment option and mobile phone banking, is available to customers.

We believe our wealth management business differentiates us from our competition and adds significant value. We intend to grow this business further both in and around our market areas through our Delaware trust subsidiary; through our existing wealth, loan and depository client base; and through our innovative private banking service model, which utilizes private bankers working together to provide fully integrated client solutions. Throughout the wealth management division and all other business lines, we will continue to provide the unparalleled personalized, high-touch service our valued clients have come to expect.

Our principal executive offices are located at 500 Hills Drive, Suite 300, Bedminster, New Jersey 07921, and our telephone number is (908) 234-0700. Our website is www.pgbank.com. Information on or accessible through our website shall not be deemed part of this prospectus supplement or the accompanying prospectus.

Summary Financial Information

The following table sets forth summary financial data of the Company as of and for the three months ended March 31, 2016 and 2015 and as of and for each of the five years ended December 31, 2015, 2014, 2013, 2012 and 2011. The data for the Company as of March 31, 2016 and 2015 and for the three months ended March 31, 2016 and 2015 were derived from the Company’s unaudited consolidated financial statements. The data for the Company as of and for each of the five years ended December 31, 2015, 2014, 2013, 2012 and 2011 were derived from the Company’s audited consolidated financial statements. You should read the selected financial data in conjunction with the Company’s unaudited consolidated financial statements as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, which is incorporated herein by reference, as well as the Company’s audited consolidated financial statements as of and for each of the five years ended December 31, 2015, 2014, 2013, 2012 and 2011 and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is also incorporated herein by reference.

The consolidated financial statements as of and for the three months ended March 31, 2016 and 2015 are unaudited and include adjustments management considers necessary for a fair presentation under generally accepted accounting principles. The results of operations for any interim period are not necessarily indicative of results for the full year.

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(dollars in thousands)
Summary Earnings:
Interest Income	$27,898	$22,361	$99,142	$75,575	$57,053	$56,090	$56,051
Interest Expense	4,488	2,778	14,690	7,681	4,277	4,687	7,136
Net Interest Income	23,410	19,583	84,452	67,894	52,776	51,403	48,915
Provision for Loan Losses	1,700	1,350	7,100	4,875	3,425	8,275	7,250
Net Interest Income After Provision For Loan Losses	21,710	18,233	77,352	63,019	49,351	43,128	41,665
Other Income, Exclusive of Securities Gains, Net	6,162	5,614	23,187	20,547	19,755	17,493	15,679
Securities Gains, Net	101	268	527	260	840	3,810	1,037
Other Expenses	19,206	15,768	68,926	59,540	55,183	48,330	44,399
Income Before Income Tax Expense	8,767	8,347	32,140	24,286	14,763	16,101	13,982
Income Tax Expense	3,278	3,339	12,168	9,396	5,502	6,405	1,814
Net Income	5,489	5,008	19,972	14,890	9,261	9,696	12,168
Dividends on Preferred Stock and Accretion	—	—	—	—	—	474	1,228
Net Income Available to Common Shareholders	5,489	5,008	19,972	14,890	9,261	9,222	10,940

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(dollars in thousands except per share data)
Per Share Data:
Earnings Per Share-Basic	$0.35	$0.34	$1.31	$1.23	$1.02	$1.05	$1.25
Earnings Per Share-Diluted	0.34	0.33	1.29	1.22	1.01	1.05	1.25
Cash Dividends Declared	0.05	0.05	0.20	0.20	0.20	0.20	0.20
Book Value End-of-Period	17.71	16.61	17.61	16.36	14.79	13.90	12.47
Basic Weighted Average Shares Outstanding	15,858,278	14,909,722	15,187,637	12,065,615	9,094,111	8,780,973	8,741,209
Common Stock Equivalents (Dilutive)	158,694	160,630	247,359	106,492	82,688	47,501	1,061
Balance Sheet Data (At Period End):
Total Assets	$3,465,997	$2,879,457	$3,364,659	$2,702,397	$1,966,948	$1,667,836	$1,600,335
Investment Securities Held to Maturity	—	—	—	—	—	—	100,719
Securities Available for Sale	214,050	276,119	195,630	332,652	268,447	304,479	319,520
FHLB and FRB Stock, at cost	13,254	10,598	13,984	11,593	10,032	4,639	4,569
Total Loans (excluding Loans held for sale)	3,027,701	2,442,300	2,913,242	2,250,267	1,574,201	1,132,584	1,038,345
Allowance for Loan Losses	27,321	20,816	25,856	19,480	15,373	12,735	13,233
Total Deposits	3,043,578	2,522,332	2,935,470	2,298,693	1,647,250	1,516,427	1,443,892
Total Shareholders’ Equity	283,505	249,353	275,676	242,267	170,657	122,057	122,971
Wealth Division Assets Under Administration (Market Value)	3,307,799	3,053,110	3,321,624	2,986,623	2,690,601	2,303,397	1,957,146
Cash Dividends:
Common	803	757	3,100	2,414	1,802	1,774	1,765
Preferred	—	—	—	—	—	112	823
Selected Performance Ratios:
Return on Average Total Assets	0.64%	0.71%	0.64%	0.63%	0.54%	0.61%	0.79%
Return on Average Common Shareholders’ Equity	7.83%	8.13%	7.71%	7.96%	7.37%	8.03%	10.74%
Dividend Payout Ratio	14.63%	15.12%	15.52%	16.21%	19.46%	19.24%	16.13%
Average Equity to Average Assets Ratio	8.11%	8.75%	8.30%	7.94%	7.26%	7.25%	7.64%
Net Interest Margin	2.82%	2.88%	2.80%	3.01%	3.26%	3.50%	3.47%
Non-Interest Expenses to Average Assets	2.22%	2.24%	2.21%	2.53%	3.19%	3.04%	2.90%
Non-Interest Income to Average Assets	0.72%	0.84%	0.76%	0.88%	1.19%	1.34%	1.09%

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(dollars in thousands)
Asset Quality Ratios (At Period End):
Non-Performing Loans to Total Loans	0.24%	0.26%	0.23%	0.30%	0.42%	1.04%	1.85%
Non-Performing Assets to Total Assets	0.23%	0.26%	0.22%	0.30%	0.44%	0.91%	1.65%
Allowance for Loan Losses to Non-Performing Loans	375.39%	328.59%	383.22%	284.38%	231.87%	108.55%	68.83%
Allowance for Loan Losses to Total Loans	0.90%	0.85%	0.89%	0.87%	0.98%	1.12%	1.27%
Net Charge-Offs to Average Loans Plus Other Real Estate Owned	0.01%	0.00%	0.03%	0.04%	0.06%	0.80%	0.86%
Liquidity and Capital Ratios (At Period End):
Average Loans to Average Deposits	102.02%	95.50%	98.26%	92.55%	83.05%	76.39%	70.15%
Total Shareholders’ Equity to Total Assets	8.18%	8.66%	8.19%	8.96%	8.68%	7.32%	7.68%
Average Common Shareholders’ Equity to Average Assets	8.11%	8.75%	8.30%	7.94%	7.26%	7.22%	6.66%
Total Capital to Risk-Weighted Assets	11.57%	12.50%	11.40%	15.55%	15.33%	13.08%	13.76%
Tier 1 Capital to Risk-Weighted Assets	10.56%	11.53%	10.42%	14.38%	14.07%	11.83%	12.51%
Tier 1 Leverage Ratio	8.19%	8.80%	8.10%	9.11%	9.00%	7.27%	7.73%

The Offering

The following summary of this offering contains basic information about this offering and the terms of the Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Notes, please refer to the section of this prospectus supplement entitled “Description of the Notes.”

Issuer:
Peapack-Gladstone Financial Corporation, a New Jersey corporation
Securities Offered:
6.00% Fixed-to-Floating Subordinated Notes due June 30, 2026
Aggregate Principal Amount:
$50,000,000
Maturity:
June 30, 2026
Issue Price:
100% plus accrued interest, if any, from and including June 15, 2016
Interest Rate:
6.00% annually from, and including, the date of initial issuance to, but excluding, June 30, 2021, payable semi-annually in arrears. From and including June 30, 2021 through maturity or earlier redemption, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month LIBOR rate plus 485 basis points (4.85%), payable quarterly in arrears.
Interest Payment Dates:
We will pay interest on the Notes on June 30 and December 30 of each year through June 30, 2021, and thereafter on March 30, June 30, September 30, and December 30 of each year through the maturity date or earlier redemption. The first interest payment will be made on December 30, 2016.
Record Dates:
Interest on each Note will be payable to the person in whose name such Note is registered on June 15 or December 15 (whether or not a business day) immediately preceding the applicable interest payment date through June 30, 2021, and thereafter on March 15, June 15, September 15 and December 15 (whether or not a business day) immediately preceding the applicable interest payment date.
Ranking:
The Notes will be unsecured, subordinated and:

•

will rank junior in right of payment and upon our liquidation to any existing and all future senior indebtedness (as defined in the Indenture and described under “Description of the Notes” in this prospectus supplement);

• will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;
• will rank equal in right of payment and upon our liquidation with any future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;
• will rank senior in right of payment and upon our liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to the Notes; and

•

will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Bank and our other current and future subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise.

As of March 31, 2016, we (at the holding company level) had no indebtedness ranking senior to the Notes, other than liabilities of approximately $300,000 to general creditors and trade creditors, we had no indebtedness ranking equally with the Notes, and we had no indebtedness ranking junior to the Notes. As of March 31, 2016, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $3.2 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. As adjusted to give effect to this offering and our anticipated use of the proceeds from this offering, as of March 31, 2016, we (at the holding company level), the Bank and our other subsidiaries had $3.2 billion of indebtedness (including deposit liabilities). For more information, see “Description of the Notes — Subordination of the Notes” in this prospectus supplement.
The Indenture, as defined herein, governing the Notes does not contain any limitation on the amount of debt or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that we may incur hereafter.
Redemption:
We may, at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, beginning June 30, 2021 and on any scheduled interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption (an “Optional Redemption”). Any partial redemption will be made pro rata among all of the holders.
The Notes may not be redeemed by us prior to June 30, 2021, except that we may redeem the Notes, at our option, in whole, at any time, but not in part, from time to time and subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, if (i) a change or prospective change in law occurs which could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs which precludes the Notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal of the Notes plus any accrued and unpaid interest through, but excluding, the redemption date. For more information, see “Description of the Notes — Redemption” in this prospectus supplement.
Form:
The Notes will be issued only in book-entry form. The Notes will be evidenced by a global note deposited with the trustee for the Notes, as custodian for The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC. See “Description of the Notes — General” and “Description of the Notes — Clearance and Settlement” in this prospectus supplement.
Denominations:
$1,000 and integral multiples of $1,000 in excess thereof
Further Issuances:
We may “reopen” the Notes and issue an unlimited principal amount of additional Notes in the future without the consent of the Note holders.
Use of Proceeds:
We estimate that the net proceeds from this offering will be approximately $48.75 million, after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds from this offering for general corporate purposes, potential strategic acquisitions and investments in the Bank as regulatory capital to fund future growth. See “Use of Proceeds.”
The Subordinated Indenture and the Trustee:
The Notes will be issued pursuant to the subordinated indenture between us and U.S. Bank National Association, herein referred to from time to time as U.S. Bank, as trustee, as amended and supplemented by a first supplemental indenture to be dated the original issue date of the Notes. We refer to the indenture, as amended and supplemented by the first supplemental indenture, as the “Indenture.”
Listing and Trading Markets:
We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. Currently there is no public market for the Notes and there can be no assurances that any public market for the Notes will develop.
Risk Factors:
Investing in the Notes involves risks. Please refer to “Risk Factors” beginning on page S-8 and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in the Notes.
Governing Law:
The Notes and the Indenture will be governed by New York law.
Ratio of Earnings to Fixed Charges:
Our ratio of earnings to fixed charges for the three months ended March 31, 2016, and for each of the years in the five-year period ended December 31, 2015 is set forth on page S-17 of this prospectus supplement.

RISK FACTORS

An investment in the Notes is subject to certain risks. Before you decide to invest in the Notes, you should consider the risk factors below relating to the offering as well as the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as may be supplemented by other documents incorporated by reference into this prospectus supplement or the accompanying prospectus. Please refer to “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. If any of the risks and uncertainties actually occurs, our business, financial condition, and results of operations could be materially adversely affected. If this were to happen, our ability to pay principal and interest on the Notes, and the value of the Notes, could decline significantly, and you could lose all or part of your investment. The prospectus is qualified in its entirety by those risk factors.

Risks Relating to Ownership of the Notes

Our obligations under the Notes will be unsecured and subordinated to our existing and future senior indebtedness and general creditors.

Our obligations under the Notes will be unsecured and subordinated in right of payment to all of our existing and future senior indebtedness (as defined in the Indenture and described under “Description of the Notes” in this prospectus supplement). This means that we may not be permitted to make any payments of principal or interest on the Notes if we default on a payment obligation under any senior indebtedness. Our obligations under the Notes will also be subordinate and junior in right of payment to our and our subsidiaries’ general creditors. In addition, the Notes will effectively be subordinated to all of the existing and future indebtedness, deposits and other liabilities of our current and future subsidiaries, including our principal subsidiary, the Bank.

As of March 31, 2016, we (at the holding company level) had no indebtedness ranking senior to the Notes, other than liabilities of approximately $300,000 to general creditors and trade creditors, we had no indebtedness ranking equally with the Notes, and we had no indebtedness ranking junior to the Notes. As of March 31, 2016, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $3.2 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. As adjusted to give effect to this offering and our anticipated use of the proceeds from this offering, as of March 31, 2016, we (at the holding company level), the Bank and our other subsidiaries had $3.2 billion of indebtedness (including deposit liabilities), on a consolidated basis. In the future, we may incur substantial other indebtedness, including senior indebtedness and indebtedness ranking equally with the Notes. The Indenture governing the Notes does not contain any limitation on the amount of debt or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that we may incur hereafter.

Due to the subordination of the Notes described in “Description of the Notes — Subordination of the Notes”, in the event of our insolvency, funds that we would otherwise use to pay to the holders of the Notes would be used to pay the holders of any senior debt outstanding at that time to the extent necessary to pay such senior indebtedness in full. In addition, the holders of any senior indebtedness could restrict or prohibit us from making payments on the Notes.

The Notes will be the obligations of Peapack-Gladstone Financial Corporation and not obligations of the Bank or any of our other subsidiaries, and will be structurally subordinated to the debt and other liabilities of the Bank and our other subsidiaries, which will not guarantee the Notes.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Any loans that we make to the Bank would be subordinate in right of payment to deposits and to other indebtedness of the Bank. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings, as well as liabilities to general creditors. The Notes are not obligations of, nor guaranteed by, the Bank or our other subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the Notes. The Indenture governing the Notes does not contain any limitation on the amount of debt or other obligations that the Bank or our other subsidiaries may incur hereafter.

We are a holding company and depend on our subsidiaries for payments of principal and interest; our ability to pay dividends is subject to regulatory and supervisory limitations.

We are a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal source of funds to make payments on the Notes and our other securities is dividends and other distributions from the Bank. Our ability to receive dividends and other distributions from the Bank as a source of funds is contingent on a number of factors, including the Bank’s ability to meet applicable regulatory capital requirements and the Bank’s profitability and earnings and strength of its balance sheet. As a New Jersey chartered commercial bank, the Bank is subject to the restrictions on the payment of dividends contained in the New Jersey Banking Act of 1948, as amended (the “Banking Act”). Under the Banking Act, the Bank may pay dividends only out of retained earnings, and out of surplus to the extent that surplus exceeds 50% of stated capital. Under the foregoing dividend restrictions, as of March 31, 2016, the Bank could pay dividends totaling approximately $40 million to us without obtaining the approval of the New Jersey Department of Banking and Insurance.

Beginning in 2016, banks and bank holding companies are required to maintain a capital conservation buffer on top of minimum risk-weighted asset ratios. When fully phased in on January 1, 2019, the capital conservation buffer will be 2.5%. The current capital conservation buffer is 0.625%. Banking institutions which do not maintain capital in excess of the capital conservation buffer will face constraints on dividends, equity repurchases and executive compensation based on the amount of the shortfall. Accordingly, if the Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, distributions to us (at the holding company level) may be prohibited or limited and we may not have funds to make principal and interest payments on the Notes.

In addition, under the Financial Institutions Supervisory Act, the Federal Deposit Insurance Corporation (“FDIC”) has the authority to prohibit a state-chartered bank from engaging in conduct that, in the FDIC’s opinion, constitutes an unsafe or unsound banking practice. Under certain circumstances, the FDIC could claim that the payment of a dividend or other distribution to us by the Bank constitutes an unsafe or unsound practice.

We are also subject to regulation and supervision by the Federal Reserve Bank (“FRB”), which has issued a policy statement generally requiring bank holding companies to pay dividends only out of current operating earnings. The FRB policies require, among other things, that a bank holding company maintain a minimum capital base and serve as a source of strength to its subsidiary bank. The FRB by supervisory letters has advised holding corporations that it has supervisory concerns when the level of dividends is too high and would seek to prevent dividends if the dividend paid by the holding company exceeded its earnings. The FRB would most likely seek to prohibit any dividend payment that would reduce a holding company’s capital below these minimum amounts.

Holders of the Notes will have limited rights if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us. There is no automatic acceleration or right of acceleration in the case of default in the payment of interest on the Notes or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes.

The Notes do not restrict our ability to incur additional debt, to repurchase our securities or to take other actions that could negatively impact holders of the Notes, and the Indenture governing the Notes does not contain any financial covenants.

We are not restricted by the terms of the Indenture from incurring additional debt at the holding company level, including secured or unsecured debt, that ranks senior or equal to the Notes, or from repurchasing our securities. In addition, the Indenture does not contain any financial covenants that would require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.

Our credit ratings may not reflect all risks of an investment in the Notes and may adversely affect your investment in the Notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the trading value of the Notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the Notes. Furthermore, because your return on the Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The Notes will not be savings accounts, deposits or other obligations of the Bank and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

We cannot assure you that an active trading market will develop for the Notes.

There is currently no trading market for the Notes, and we do not intend to apply for listing of the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. Although we have been informed by the underwriters that they intend to make a market in the Notes after the offering is completed, the underwriters may cease market-making at any time without notice. In addition, the liquidity of the trading market in the Notes and the market price quoted for the Notes may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop or continue for the Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price.

Risks Relating to the Company

We may not be able to continue to grow our business, which may adversely impact our results of operations.

Our business strategy calls for continued expansion. Our ability to continue to grow depends, in part, upon our ability to successfully attract deposits and identify favorable loan and investment opportunities. We expect to add personnel to assist in this growth. In the event that we do not continue to grow, or the new personnel do not produce sufficient new revenues, our results of operations could be adversely impacted.

We may not be able to manage our growth, which may adversely impact our financial results.

As part of our expansion strategy, we plan to broaden and expand our commercial lending in both existing and new geographic markets. In addition, as part of our expansion strategy, we may add new lines of business or offer new products and services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. We may invest significant time and resources to develop and market new lines of business and/or products and services. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives, and shifting customer preferences may also impact the successful implementation of a new line of business or a new product or service. Additionally, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks could have a material adverse effect on our business, results of operations and financial condition.

Our ability to implement our expansion strategy will depend upon a variety of factors, including our ability to attract and retain experienced personnel, the continued availability of desirable business opportunities and locations, the competitive responses from other financial institutions in the new market areas and our ability to manage growth. In order to implement our expansion strategy, we plan to hire new personnel in our existing and target markets. However, we may be unable to hire qualified management. In addition, the organizational and overhead costs may be greater than we anticipated. Moreover, we may not be able to obtain the regulatory approvals necessary. New business expansion efforts may take longer than expected to reach profitability, and we cannot assure that they will become profitable. The additional costs of adding new personnel may adversely impact our financial results.

Our ability to manage growth successfully will depend on whether we can continue to fund this growth while maintaining cost controls and asset quality, as well as on factors beyond our control, such as national and regional economic conditions and interest rate trends. If we are not able to control costs and maintain asset quality, such growth could adversely impact our earnings and financial condition.

The Company is required by Federal regulatory authorities to maintain adequate levels of capital to support its operations. The Company may at some point need to raise additional capital to support continued growth. The Company’s ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside the Company’s control, and on its financial performance. Accordingly, the Company cannot assure you of its ability to raise additional capital if needed or on terms acceptable to the Company. If the Company cannot raise additional capital when needed, the ability to further expand its operations could be materially impaired.

The Dodd-Frank Wall Street Reform and Consumer Protection Act may adversely affect our business activities, financial position and profitability by increasing our regulatory compliance burden and associated costs, placing restrictions on certain products and services, and limiting our future capital raising strategies.

On July 21, 2010, the President signed into law the Dodd-Frank Act, which implements significant changes in the financial regulatory landscape and will impact all financial institutions, including the Company and the Bank. The Dodd-Frank Act has and is likely to continue to increase our regulatory compliance burden.

Among the Dodd-Frank Act’s significant regulatory changes, it created the CFPB that is empowered to promulgate new consumer protection regulations and revise existing regulations in many areas of consumer protection. The CFPB has exclusive authority to issue regulations, orders and guidance to administer and implement the objectives of federal consumer protection laws. Moreover, the Dodd-Frank Act permits states to adopt stricter consumer protection laws and state attorney generals may enforce consumer protection rules issued by the CFPB. The Dodd-Frank Act also changes the scope of federal deposit insurance coverage, and increases the FDIC assessment payable by the Bank. The CFPB and these other changes have increased, and will continue to increase, our regulatory compliance burden and costs and may restrict the financial products and services we offer to our clients.

The Dodd-Frank Act also imposed more stringent capital requirements on bank holding companies by, among other things, imposing leverage ratios on bank holding companies and prohibiting new trust preferred issuances from counting as Tier I capital. These restrictions may limit our future capital strategies. The Dodd-Frank Act also increases regulation of derivatives and hedging transactions, which could limit our ability to enter into, or increase the costs associated with, interest rate and other hedging transactions.

Although certain provisions of the Dodd-Frank Act, such as required direct supervision by the CFPB, will not apply to banking organizations with less than $10 billion of assets, such as the Company and the Bank, the changes resulting from the legislation will impact our business. New consumer protection rules issued by the CFPB will apply to us. These changes will require us to invest significant management attention and resources to evaluate and make necessary changes.

Negative developments in the financial services industry and U.S. and global credit markets may adversely impact our operations and results.

Our businesses and operations, which primarily consist of lending money to clients in the form of loans, borrowing money from clients in the form of deposits and investing in securities, are sensitive to general business and economic conditions in the United States. If the U.S. economy weakens, our growth and profitability from our lending, deposit and investment operations could be constrained. Uncertainty about the federal fiscal policymaking process, the medium and long-term fiscal outlook of the federal government and future tax rates is a concern for businesses, consumers and investors in the United States. In addition, economic conditions in foreign countries could affect the stability of global financial markets, which could hinder U.S. economic growth. Weak economic conditions are often characterized by deflation, fluctuations in debt and equity capital markets, a lack of liquidity and/or depressed prices in the secondary market for mortgage loans, increased delinquencies on mortgage, consumer and commercial loans, residential and commercial real estate price declines and lower home sales and commercial activity.

The current economic environment is also characterized by interest rates at historically low levels, which impacts our ability to attract deposits and to generate attractive earnings through our investment portfolio. All of these factors are detrimental to our business, and the interplay between these factors can be complex and unpredictable. Our business is also significantly affected by monetary and related policies of the U.S. federal government and its agencies. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond our control. Adverse economic conditions and government policy responses to such conditions could have a material adverse effect on our business, financial condition, results of operations and prospects.

Uncertainty in the financial markets in general continued during 2015. Loan portfolio performances have deteriorated at many institutions resulting from, amongst other factors, a weak economy and a decline in the value of the collateral supporting their loans. The competition for our deposits has increased significantly due to liquidity concerns at many of these same institutions. Stock prices of bank holding companies, like ours, have been negatively affected by the current condition of the financial markets, as has our ability, if needed, to raise capital or borrow in the debt markets compared to recent years. As a result, there is potential for new federal or state laws and regulations regarding lending and funding practices and liquidity standards, and financial institution regulatory agencies are expected to be very aggressive in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement actions. Negative developments in the financial services industry and the impact of new legislation in response to those developments could negatively impact our operations by restricting our business operations, including our ability to originate or sell loans, and adversely impact our financial performance.

We are more sensitive than our more geographically diversified competitors to adverse changes in the local economy.

Much of our business is with clients located within Central and Northern New Jersey, as well as New York City. Our business loans are generally made to small to mid-sized businesses, most of whose success depends on the regional economy. These businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. Adverse economic and business conditions in our market area could reduce our growth rate, affect our borrowers' ability to repay their loans and, consequently, adversely affect our financial condition and performance. Further, we place substantial reliance on real estate as collateral for our loan portfolio. A sharp downturn in real estate values in our market area could leave many of our loans under-secured, which could adversely affect our earnings.

If our allowance for loan losses were not sufficient to cover actual loan losses, our earnings would decrease.

We maintain an allowance for loan losses based on, among other things, the level of non-performing loans, loan growth, national and regional economic conditions, historical loss experience, delinquency trends among loan types and various qualitative factors. However, we cannot predict loan losses with certainty and we cannot assure you that charge-offs in future periods will not exceed the allowance for loan losses. In addition, regulatory agencies, as an integral part of their examination process, review our allowance for loan losses and may require additions to the allowance based on their judgment about information available to them at the time of their examination. Factors that require an increase in our allowance for loan losses could reduce our earnings.

Changes in interest rates may adversely affect our earnings and financial condition.

Our net income depends primarily upon our net interest income. Net interest income is the difference between interest income earned on loans, investments and other interest-earning assets and the interest expense incurred on deposits and borrowed funds.

Different types of assets and liabilities may react differently, and at different times, to changes in market interest rates. We expect that we will periodically experience “gaps” in the interest rate sensitivities of our assets and liabilities. That means either our interest-bearing liabilities will be more sensitive to changes in market interest rates than our interest-earning assets, or vice versa. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets, an increase in market rates of interest could reduce our net interest income. Likewise, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce our net interest income. We are unable to predict changes in market interest rates, which are affected by many factors beyond our control, including inflation, recession, unemployment, money supply, domestic and international events and changes in the United States and other financial markets.

Our exposure to credit risk could adversely affect our earnings and financial condition.

There are certain risks inherent in making loans, including risks that the principal of or interest on the loan will not be repaid timely or at all or that the value of any collateral supporting the loan will be insufficient to cover our outstanding exposure. These risks may be affected by the strength of the borrower’s business sector and local, regional and national market and economic conditions. Our risk management practices, such as monitoring the concentration of our loans within specific industries and our credit approval practices, may not adequately reduce credit risk, and our credit administration personnel, policies and procedures may not adequately adapt to changes in economic or any other conditions affecting clients and the quality of the loan portfolio. Finally, many of our loans are made to small and medium-sized businesses that are less able to withstand competitive, economic and financial pressures than larger borrowers. A failure to effectively measure and limit the credit risk associated with our loan portfolio could have a material adverse effect on our business, financial condition, results of operations and prospects.

Competition from other financial institutions in originating loans and attracting deposits may adversely affect our profitability.

We face substantial competition in originating loans. This competition comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Many of our competitors enjoy advantages, including greater financial resources and higher lending limits, a wider geographic presence, and more accessible branch office locations.

In attracting deposits, we face substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Many of our competitors enjoy advantages, including greater financial resources, more aggressive marketing campaigns, better brand recognition and more branch locations. These competitors may offer higher interest rates than we do, which could decrease the deposits that we attract or require us to increase our rates to retain existing deposits or attract new deposits. Increased deposit competition could adversely affect our ability to generate the funds necessary for lending operations and increase our cost of funds.

We also compete with non-bank providers of financial services, such as brokerage firms, consumer finance companies, insurance companies and governmental organizations, which may offer more favorable terms. Some of our non-bank competitors are not subject to the same extensive regulations that govern our operations. As a result, such non-bank competitors may have advantages over us in providing certain products and services. This competition may reduce or limit our margins on banking services, reduce our market share and adversely affect our earnings and financial condition.

Limits on our ability to use brokered deposits as part of our funding strategy may adversely affect our ability to grow.

A “brokered deposit” is any deposit that is obtained from or through the mediation or assistance of a deposit broker, which includes larger correspondent banks and securities brokerage firms. These deposit brokers attract deposits from individuals and companies throughout the country and internationally whose deposit decisions are based almost exclusively on obtaining the highest interest rates. At March 31, 2016, brokered deposits represented approximately 23.6% of our total deposits and equaled $719.1 million, comprised of the following: interest bearing demand brokered of $200.0 million, brokered certificates of deposits of $93.6 million and reciprocal deposits of $425.5 million. There are risks associated with using brokered deposits. In order to continue to maintain our level of brokered deposits, we may be forced to pay higher interest rates than contemplated by our asset-liability pricing strategy. In addition, banks that become less than “well capitalized” under applicable regulatory capital requirements may be restricted in their ability to accept or prohibited from accepting brokered deposits. If this funding source becomes more difficult to access, we will have to seek alternative funding sources in order to continue to fund our growth. This may include increasing our reliance on Federal Home Loan Bank borrowings, attempting to attract non-brokered deposits, reducing our available for sale securities portfolio and selling loans. There can be no assurance that brokered deposits will be available, or if available, sufficient to support our continued growth.

Our commercial real estate loan portfolio exposes us to risks that may be greater than the risks related to our other mortgage loans.

Our loan portfolio includes non-owner-occupied commercial real estate loans for individuals and businesses for various purposes, which are secured by commercial properties. These loans typically involve repayment dependent upon income generated, or expected to be generated, by the property securing the loan in amounts sufficient to cover operating expenses and debt service. This may be adversely affected by changes in the economy or local market conditions. These loans expose a lender to greater credit risk than loans secured by residential real estate because the collateral securing these loans typically cannot be liquidated as easily as residential real estate. If we foreclose on these loans, our holding period for the collateral typically is longer than for a single or multifamily residential property because there are fewer potential purchasers of the collateral. Additionally, non-owner-occupied commercial real estate loans generally involve relatively large balances to single borrowers or related groups of borrowers. Accordingly, charge-offs on non-owner-occupied commercial real estate loans may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios. Unexpected deterioration in the credit quality of our commercial real estate loan portfolio would require us to increase our provision for loan losses, which would reduce our profitability and could materially adversely affect our business, financial condition, results of operations and prospects.

Our loan portfolio consists of a high percentage of loans secured by commercial real estate, largely consisting of rent controlled multi-family real estate. The concentration requires that we have heightened risk management practices to ensure the safety and soundness of the bank and may expose us to risks that may be greater than non-multi-family concentrated financial institutions.

At March 31, 2016, $1.94 billion, or approximately 63% of our loan portfolio (including loans held for sale) consisted of commercial ($414 million) and multi-family ($1.528 billion) real estate loans. Our plan includes expansion of our Commercial and Industrial lending and our relationship based Residential Mortgage portfolio, as well as continued multi-family loan participations and sales, which will help to reduce the level of our CRE concentration. CRE loans typically involve repayment dependent upon income generated, or expected to be generated, by the property securing the loan in amounts sufficient to cover operating expenses and debt service.

During the recent economic downturn, financial institutions with high commercial real estate loan concentrations were more susceptible to failure and regulatory action to limit the growth of the financial institution’s commercial real estate portfolio. The Bank’s commercial real estate concentration is in a class of assets (multi-family) which did not experience the severity of losses of other CRE loans at other financial institutions. If we cannot effectively manage the risk associated with our high concentration of commercial real estate loans, our financial condition and results of operations may be adversely affected.

We are subject to environmental liability risk associated with our lending activities.

In the course of our business, we may purchase real estate, or we may foreclose on and take title to real estate. As a result, we could be subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. Any significant environmental liabilities could cause a material adverse effect on our business, financial condition, results of operations and prospects.

Lack of seasoning of our loan portfolio could increase risk of credit defaults in the future.

A large portion of loans in our loan portfolio and of our lending relationships are of relatively recent origin. In general, loans do not begin to show signs of credit deterioration or default until they have been outstanding for some period of time, a process referred to as “seasoning.” As a result, a portfolio of older loans will usually behave more predictably than a newer portfolio. Because a large portion of our portfolio is relatively new, the current level of delinquencies and defaults may not represent the level that may prevail as the portfolio becomes more seasoned. If delinquencies and defaults increase, we may be required to increase our provision for loan losses, which could materially adversely affect our business, financial condition, results of operations and prospects.

Deterioration in the fiscal position of the U.S. federal government could adversely affect us and our banking operations.

The fiscal position of the U.S. federal government may become uncertain. In addition to causing economic and financial market disruptions, any deterioration in the fiscal outlook of the U.S. federal government, could, among other things, materially adversely affect the market value of the U.S. and other government and governmental agency securities that we hold, the availability of those securities as collateral for borrowing, and our ability to access capital markets on favorable terms. In particular, it could increase interest rates and disrupt payment systems, money markets, and long-term or short-term fixed income markets, adversely affecting the cost and availability of funding, which could negatively affect our profitability. Any of these developments could materially adversely affect our business, financial condition, results of operations and prospects.

Government regulation significantly affects our business.

The banking industry is extensively regulated. Banking regulations are intended primarily to protect depositors, and the FDIC deposit insurance funds, not the shareholders of the Company. We are subject to regulation and supervision by the New Jersey Department of Banking and Insurance and the Federal Reserve Bank. Regulatory requirements affect our lending practices, capital structure, investment practices, dividend policy and growth. The bank regulatory agencies possess broad authority to prevent or remedy unsafe or unsound practices or violations of law. We are subject to various regulatory capital requirements, which involve both quantitative measures of our assets and liabilities and qualitative judgments by regulators regarding risks and other factors. Failure to meet minimum capital requirements or comply with other regulations could result in actions by regulators that could adversely affect our ability to pay dividends or otherwise adversely impact operations. In addition, changes in laws, regulations and regulatory practices affecting the banking industry may limit the manner in which we conduct our business. Such changes may adversely affect us, including our ability to offer new products and services, obtain financing, attract deposits, make loans and achieve satisfactory spreads and may impose additional costs on us.

The Bank is also subject to a number of Federal laws, which, among other things, require it to lend to various sectors of the economy and population, and establish and maintain comprehensive programs relating to anti-money laundering and customer identification. The Bank's compliance with these laws will be considered by the Federal banking regulators when reviewing bank merger and bank holding company acquisitions or commencing new activities or making new investments in reliance on the Gramm-Leach-Bliley Act. As a public company, we are also subject to the corporate governance standards set forth in the Sarbanes-Oxley Act, as well as any rules or regulations promulgated by the SEC or the NASDAQ Stock Market.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth certain information concerning our consolidated ratio of earnings to fixed charges for each of the periods indicated. The information presented below is not adjusted for the Notes offered hereby.

	Three Months Ended March 31, 2016	Years ended December 31,
		2015	2014	2013	2012	2011
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	15.6x	16.3x	13.0x	15.4x	17.4x	14.2x
Including interest on deposits	3.0x	3.2x	4.2x	4.5x	4.4x	3.0x

Earnings have been calculated by adding income before taxes plus fixed charges and dividing that sum by fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense, amortization of deferred financing costs, that portion of rental expense considered to be representative of an interest factor.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization as of March 31, 2016 on (i) an actual basis and (ii) as adjusted to give effect to this offering, taking into account the underwriting discount and commissions and estimated offering expenses of $500,000. You should read the following table together with our consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2016
($ in thousands)	Actual	As Adjusted for Debt Issuance
	(Unaudited)
Liabilities
Total deposits	$3,043,578	$3,043,578
Overnight borrowings with Federal Home Loan Bank	21,100	21,100
Federal Home Loan Bank advances	83,692	83,692
Subordinated debt	—	48,750 (1)
Capital lease obligations	10,092	10,092
Accrued expenses and other liabilities	24,030	24,030
Total Liabilities	$3,182,492	$3,231,242
Shareholders’ Equity
Preferred stock (no par value; authorized 500,000 shares; liquidation preference of $1,000 per share)	$—	$—
Common stock (no par value; stated value $0.83 per share; authorized 21,000,000 shares; issued shares, 16,735,018 at March 31, 2016; outstanding shares, 16,326,840 at March 31, 2016)	13,932	13,932
Surplus	217,766	217,766
Treasury Stock, at cost (408,178 shares at March 31, 2016)	(8,988)	(8,988)
Retained earnings	62,809	62,809
Accumulated other comprehensive loss, net of income tax	(2,014)	(2,014)
Total Shareholders’ Equity	283,505	283,505
Total Liabilities and Shareholders’ Equity	$3,465,997	$3,514,747
Capital Adequacy
Tangible equity to tangible assets(2)	8.09%	7.98%
Total capital (to risk-weighted assets)	11.57	13.39
Tier 1 capital (to risk-weighted assets)	10.56	10.56
Common equity tier 1 (to risk-weighted assets)	10.56	10.56
Tier 1 capital (to average assets)	8.19	8.19

(1)	Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($750,000) and our estimated offering expenses ($500,000).
(2)	Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. Our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity and tangible book value per share to the underlying GAAP numbers is set forth below.

	March 31, 2016
($ in thousands)	Actual	As Adjusted for Debt Issuance
	(Unaudited)
Tangible equity to tangible assets:
Shareholders’ equity	$283,505	$283,505
Less: Intangible assets	3,264	3,264
Tangible equity	280,241	280,241
Total Assets	3,465,997	3,514,747
Less: Intangible assets	3,264	3,264
Tangible assets	3,462,733	3,511,483
Tangible equity to tangible assets	8.09%	7.98%
Equity to assets	8.18%	8.07%

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $48.75 million, after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds from this offering for general corporate purposes, potential strategic acquisitions and investments in the Bank as regulatory capital to fund future growth.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF THE NOTES

We will issue the Notes under the indenture, to be dated on or about June 15, 2016, between Peapack-Gladstone Financial Corporation (“Peapack” or the “Company”), as the issuer, and U.S Bank National Association as the trustee, as amended and supplemented by a first supplemental indenture, to be dated on or about June 15, 2016. We refer to this indenture, as it may be amended or supplemented from time to time, as the “indenture,” and we refer to U.S Bank, in its capacity as the trustee for the Notes under the indenture, as the “trustee.” You may request a copy of the indenture from us as described under “Where You Can Find More Information” in this prospectus supplement. The following summary of certain provisions of the Notes and the summary of certain provisions of the indenture in this prospectus supplement and the accompanying prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Notes and the indenture, including the definitions of certain terms used in the Notes and the indenture. We urge you to read each of these documents because they, and not this description or the description set forth in “Description of Debt Securities” in the accompanying prospectus, define your rights as a holder of the Notes. To the extent that information in this prospectus supplement relating to the indenture or the Notes is inconsistent with any related information contained in the accompanying prospectus, the information in this prospectus supplement shall control with respect to the Notes.

General

The Notes will be our unsecured and subordinated obligations and will mature on June 30, 2026 (the “stated maturity date”), unless redeemed prior to such date in accordance with the provisions set forth under “— Optional Redemption and Redemption Upon Special Events.” Unless previously purchased and cancelled or redeemed prior to the stated maturity date, we will repay the Notes at a price equal to 100% of the outstanding principal amount of the Notes, plus any accrued and unpaid interest, to, but excluding, the stated maturity date. We will pay principal of, and interest on, the Notes in U.S. dollars. The Notes will rank equally among themselves and junior in right of payment to our existing and future Senior Indebtedness, as described below in “— Subordination of the Notes,” and will be effectively subordinated to all existing and future indebtedness, deposits and other liabilities and preferred equity of Peapack-Gladstone Bank (the “Bank”) and our other current and future subsidiaries, including, without limitation, the Bank’s liabilities to its depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise. No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. The Notes will not be convertible into or exchangeable for any other securities or property. The Notes will not be subject to defeasance or covenant defeasance.

Except as described below under “— Clearance and Settlement,” the Notes will be issued in book-entry-only form and will be represented by a global note registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”). See “— Clearance and Settlement” below.

The Notes will be issued and may be transferred only in denominations of $1,000 or integral multiples of $1,000. The Notes are a part of a series of securities newly established under the indenture and will be initially issued in the aggregate principal amount of $50,000,000. We may, from time to time, without notice to, or the consent of, the holders of the Notes, issue additional debt securities ranking equally with the Notes and with identical terms to the Notes in all respects (except for issue date, the offering price, the interest commencement date and the first interest payment date) in order that such additional debt securities may be consolidated and form a single series with the Notes; provided that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of DTC.

No recourse will be available for the payment of principal of, or interest on, any note, for any claim based thereon, or otherwise in respect thereof, against any director, officer, employee or shareholder, as such, past, present or future, of ours or of any predecessor or successor entity.

Neither the indenture nor the Notes contain any covenants: (1) prohibiting or otherwise restricting the incurrence of indebtedness or other obligations by us or by any of our subsidiaries, including the Bank, or the issuance of preferred equity by any of our subsidiaries; (2) requiring us or any of our subsidiaries to achieve or maintain any minimum financial results relating to our or its financial condition, liquidity or results of operations or meet or exceed certain financial ratios as a general matter or to incur additional indebtedness or maintain any reserves; or (3) prohibiting or otherwise restricting us or any of our subsidiaries from granting liens on our or its assets to secure our or its indebtedness or other obligations that are senior or effectively senior in right of payment to the Notes, repurchasing our stock or other securities, including any of the Notes, or paying dividends or make other distributions to our or its shareholders or other equity owners. Accordingly, neither the indenture nor the Notes contain any provisions that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring, any highly leveraged or similar transaction or any other event involving us or any of our subsidiaries that may adversely affect our credit quality.

The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Notes are not savings accounts or deposits in the Company or the Bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.

Interest Rate and Interest Payment Dates

Fixed Rate Period

From, and including, the date of initial issuance of the Notes to, but excluding, June 30, 2021, unless redeemed prior to such date as contemplated below under “— Optional Redemption and Redemption Upon Special Events,” the Notes will bear interest at the annual rate of 6.00%, and we will pay interest on the Notes semi-annually in arrears on each June 30 and December 30, commencing on December 30, 2016 and ending on June 30, 2021. We refer to each such date as a “fixed rate interest payment date,” and we refer to the period from, and including, the date of initial issuance of the Notes to, but excluding, the first fixed rate interest payment date and each successive period from, and including, a fixed rate interest payment date to, but excluding, the next fixed rate interest payment date as a “fixed rate period.” In the event that any scheduled fixed rate interest payment date for the Notes falls on a day that is not a business day (as defined below), then payment of interest payable on such fixed rate interest payment date will be postponed to the next succeeding day that is a business day, and no interest shall accrue on the amount payable for the period from and after such scheduled fixed rate interest payment date to the next succeeding business day. The interest payable on any fixed rate interest payment date will be paid to each holder in whose name a note is registered at the close of business on the June 15 and December 15 (whether or not a business day) immediately preceding such fixed rate interest payment date.

Interest payable on the Notes for any fixed rate period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Period

From, and including, June 30, 2021 to, but excluding, the stated maturity date, unless redeemed subsequent to June 30, 2026 but prior to the stated maturity date as contemplated below under “— Optional Redemption and Redemption Upon Special Events,” the Notes will bear interest at an annual rate equal to Three-month LIBOR, reset quarterly, plus 485 basis points (4.85%), payable quarterly in arrears on each March 30, June 30, September 30 and December 30, beginning on September 30, 2021. We refer to each such date as a “floating rate interest payment date,” and together with the fixed rate interest payment dates, collectively the “interest payment dates,” and we refer to the period from, and including, June 30, 2021 to, but excluding, the first floating rate interest payment date and each successive period from, and including, a floating rate interest payment date to, but excluding, the next floating rate interest payment date as a “floating rate period,” and together with the fixed rate periods, collectively, the “interest rate periods.” The interest payable on any floating rate interest payment date will be paid to the holder in whose name a note is registered at the close of business on the March 15, June 15, September 15 and December 15 (whether or not a business day) immediately preceding such floating rate interest payment date. In the event that any scheduled floating rate interest payment date for the Notes falls on a day that is not a business day, then payment of interest payable on such floating rate interest payment date will be postponed to the next succeeding day that is a business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding day that is a business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

Interest payable on the Notes for a floating rate period will be computed on the basis of a 360-day year and the actual number of days in such floating rate period. All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. The Company shall notify the Trustee in writing of the interest rate for each Floating Rate Period on the applicable determination date.

The term “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, or Additional Amounts with respect to, the Notes to be made at any Place of Payment for the Notes any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Additional Amounts” means any additional amounts which are required by the indenture or the Notes, under circumstances specified by the indenture or the Notes, to be paid by the Company in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on Holders specified by the indenture or the Notes.

“Place of Payment” means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to the Notes are payable as provided in or pursuant to the indenture or the Notes.

“Three-month LIBOR” means, as determined by the Company on the second London Banking Day immediately preceding the commencement of the applicable floating rate period (the “determination date”) and provided to the trustee in writing, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such determination date. If such rate does not appear on the Designated LIBOR Page at such time, then the Company will request the principal London office of each of four major reference banks in the London interbank market, selected by the Company, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such determination date and in a principal amount equal to an amount that, in the judgment of the Company, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “representative amount”). If at least two such quotations are so provided, Three-month LIBOR for such floating rate period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Company will request each of three major banks in the City of New York to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., the City of New York time, on such determination date and in a representative amount. If at least two such rates are so provided, Three-month LIBOR for such floating rate period will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then Three-month LIBOR for such floating rate period will be set to equal the Three-month LIBOR for the then current floating rate period or, in the case of the first floating rate period, 1.15%.

“Designated LIBOR Page” means the display on Reuters or any successor service, on page LIBOR01 or on any other page as may replace that page on the service, for the purpose of displaying the London interbank rates of U.S. dollars.

“London Banking Day” means any date on which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

Subordination of the Notes

Our obligation to make any payment on account of the principal of, or interest on, the Notes will be subordinated in right of payment and junior to our Senior Indebtedness. At March 31, 2016, we had no Senior Indebtedness outstanding, other than liabilities of approximately $300,000 million to general creditors and trade creditors.

“Senior Indebtedness” means

(i)	any of the Company’s indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments, including any obligations of the Company to general creditors or trade creditors,
(ii)	the Company’s obligations under letters of credit,
(iii)	any of the Company’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and
(iv)	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (i), (ii), and (iii), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States, in each case whether outstanding on the date of execution of the indenture or incurred later, other than obligations ranking on a parity with the Notes or ranking junior to the Notes. Notwithstanding the foregoing, if the Board of Governors of the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used herein the definition of Senior Indebtedness will have the meaning as described in that rule or interpretation.

Upon any insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, the payment of the principal of and interest on the Notes will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness. In the event of any acceleration of the Notes because of an event of default specified in clauses (4) or (5) under “— Events of Default; Limitation on Suits,” the holders of any Senior Indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all Senior Indebtedness obligations before the holders of the Notes are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an event of default.

In the event of our bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We may not make any payment on the Notes, including any redemption of the Notes, if:

•	(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto or (b) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness (or a trustee on their behalf) to accelerate its maturity, or
•	the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to the indenture. If the Company receives any such notice, a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this paragraph.

We may resume payments on the Notes and may acquire them when:

•	the default is cured or waived, or
•	120 days pass after the notice is given if the default is not the subject of judicial proceedings.
•	if otherwise permitted by the indenture.

Subject to the terms of the indenture, if the trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

We are obligated to pay compensation to the trustee as shall be agreed in writing between us and the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the Notes. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

As discussed above, neither the Notes nor the indenture contains any limitation on the amount of Senior Indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that we, the Bank or any of our other subsidiaries may incur or any preferred equity that the Bank or our subsidiaries may issue. As of March 31, 2016, the Company had no Senior Indebtedness outstanding, other than liabilities of approximately $300,000 million to general creditors and trade creditors. Indebtedness and other liabilities and any preferred equity of the Bank or our other subsidiaries do not fall within the definition of Senior Indebtedness, but the Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities, including deposit liabilities, of our subsidiaries, including the Bank, and to preferred equity holders of any such subsidiary. We expect to incur from time to time additional indebtedness constituting Senior Indebtedness, which may include indebtedness that is senior to the Notes but subordinate to our other obligations. As of March 31, 2016, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $3.2 billion, excluding intercompany liabilities.

Optional Redemption and Redemption Upon Special Events

We may, at our option, beginning with the interest payment date of June 30, 2021 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve Board, to the extent that such approval is required. If we elect to redeem the Notes, we will be required to notify the trustee of the aggregate principal amount of Notes to be redeemed and the redemption date. If fewer than all of the Notes are to be redeemed, the trustee is required to select the Notes to be redeemed equally, by lot or in a manner it deems fair and appropriate. The Notes are not subject to repayment at the option of the holders. In addition, we may, at our option and subject to prior approval of the Federal Reserve Board, to the extent that such approval is required, redeem the Notes, in whole but not in part, prior to the stated maturity date, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of redemption, in the event of:

(1)	a “Tax Event,” which is defined to mean the receipt by us of an opinion of independent tax counsel to the effect that an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, resulting in more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion of independent tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

(2)	a “Tier 2 Capital Event,” which is defined to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the issue date of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then-equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or
(3)	a “1940 Act Event,” which is defined to mean an event requiring us to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Our election to redeem any Notes upon the occurrence of any of the enumerated events above will be provided to the trustee in the form of an Officer’s Certificate at least 45 days prior to the redemption date, or such shorter notice as may be acceptable to the trustee. In case of any such election, notice of redemption must be provided to the holders of the Notes not less than 30 nor more than 60 days prior to the redemption date.

Notwithstanding the foregoing, interest payable on any interest payment date on or before any redemption of the Notes will be paid to each holder in whose name a Note is registered as described above in “— Interest Rate and Interest Payment Dates.”

The Notes Are Intended to Qualify as Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve Board’s Regulatory Capital Rules, as the same may be amended or supplemented from time to time. The Regulatory Capital Rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;
•	have a minimum original maturity of at least five years;
•	be subordinated to depositors and general creditors;
•	unless the Federal Reserve Board authorizes us to do otherwise in writing, not be redeemed unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve Board that following redemption, we will continue to hold capital commensurate with our risk;
•	not contain provisions permitting the holders of the Notes to accelerate payment of principal or interest prior to maturity except in the event of dissolution, winding-up, liquidation or reorganization or similar proceeding of the institution; and
•	only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, as described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any Person (as defined below), or sell, assign, transfer, lease or otherwise convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other Person, unless:

(1)	either:
a)	the Company is the continuing Person, or

b)	the successor Person, if other than the Company, formed by or resulting from any consolidation or merger, or which has received the transfer of all or substantially all the properties and assets of the Company is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly by means of a supplemental indenture, assumes payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, all of the Company’s outstanding debt securities and the due and punctual performance and observation of all of the covenants and conditions of the indenture and such outstanding debt securities; and
(2)	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of the Company or any of the Company’s subsidiaries as a result of that transaction as having been incurred by the Company or any of the Company’s subsidiaries at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; provided that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to the Company or to another of our direct or indirect subsidiaries; and
(3)	certain other conditions are met.

“Person” and “person” mean any individual, corporation, partnership, association, limited liability company, other company, business trust, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default; Limitation on Suits

Under the indenture, an “Event of Default”, with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, the Notes when such interest or such Additional Amounts, as the case may be, become due and payable (whether or not such payment is prohibited by the subordination provisions applicable thereto), and continuance of such default for a period of 30 days;
(2)	default in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any of the Notes when due (whether at maturity or otherwise), whether or not such payment is prohibited by the subordination provisions applicable thereto;
(3)	default in the performance, or breach, of any covenant or warranty of the Company in the indenture or the Notes (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere under this heading “— Events of Default; Limitation on Suits”), and continuance of such default or breach (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;
(4)	the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant

Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary of the Company, and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days; or
(5)	the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company, or the filing by the Company or any Significant Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company or any Significant Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Significant Subsidiary of the Company in furtherance of any such action.

For purposes of this section, a “Significant Subsidiary” means any subsidiary of the Company which is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (as such rule is in effect on the date of the indenture).

If an Event of Default specified in clause (4) or (5) under this heading “— Events of Default; Limitation of Suits” with respect to the Notes occurs (an “Insolvency Event of Default”), then the principal amount of all of the outstanding Notes, including any accrued and unpaid interest on the Notes and premium, if any, shall become and be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the Notes.

There is no right of acceleration in the case of an Event of Default other than an Insolvency Event of Default.

If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of thirty days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the indenture, then the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the indenture.

The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding Notes, unless the trustee receives security indemnity satisfactory to it against any cost, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes.

No holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing default with respect to the Notes;
•	the holders of not less than 25% in principal amount of the Notes shall have made written request to the trustee to institute proceedings in respect of such default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;
•	the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the indenture shall provide that no one or more of such holders shall have any right under the indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of Notes.

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of all outstanding Notes issued under that indenture that are affected by the modification or amendment. We may not make any modification or amendment without the consent of the holder of each note then outstanding affected by the modification or amendment, if that modification or amendment will:

•	change the stated maturity of the principal of, or any installment of interest or any Additional Amounts, or the premium, if any, on the Notes;
•	reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, the Notes;
•	if the Notes are an original issue discount security, reduce the amount of principal that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;
•	adversely affect any right of repayment of the holder of the Notes;
•	extend the time of payment of interest on the Notes or any Additional Amounts;
•	change any of the redemption provisions of the Notes;
•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, or any Additional Amounts with respect to, the Notes;
•	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;
•	release any guarantors (if any) from their guarantees of the Notes, or, except as contemplated in any supplemental indenture, make any change in a guarantee of the Notes that would adversely affect the interests of the holders of the Notes; or
•	modify the ranking or priority of the Notes in a manner adverse to the holders of the Notes.

The holders of not less than a majority in aggregate principal amount of the Notes may on behalf of the holders of all Notes waive any past default of the Notes and its consequences, except:

•	a default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, the Notes; or
•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each affected holder of the Notes.

In addition, we and the trustee may modify and amend the indenture without the consent of any holders of Notes for any of the following purposes:

•	to evidence the succession of another person to the Company as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•	to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company in the indenture;
•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, the Notes in bearer form, or to permit or facilitate the issuance of the Notes in uncertificated form, provided that the action will not adversely affect the interests of the holders of the Notes in any material respect;
•	to establish the form or terms of the Notes and any related coupons;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under an indenture by more than one trustee;
•	to cure any ambiguity or correct any inconsistency in the indenture, provided that the cure or correction does not adversely affect the holders of the Notes;
•	to add Events of Default for the benefit of the holders of the Notes;
•	to secure or provide for the guarantee of the Notes;
•	to change or eliminate any provisions of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;
•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of the Notes;
•	to conform any provision in the indenture to the requirements of the Trust Indenture Act; or
•	to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under that indenture.

Clearance and Settlement

DTC, in this capacity, will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. A fully registered global note, representing the total aggregate principal amount of the Notes issued and sold, will be executed and deposited with DTC and will bear a legend disclosing the restrictions on exchanges and registration of transfer referred to below.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve Board System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct or indirect participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the Notes, as such payments will be forwarded by the paying agent for the Notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the Notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants. To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the Notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificated Notes to be exchanged for beneficial interests in the global Notes will be authenticated and delivered to or at the direction of DTC.

All payments of principal of, and interest on, the Notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the Notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the Company, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of, or interest on, the Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the Company or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the Notes will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee or through organizations that are participants or indirect participants in such system. The depositaries, in turn, will hold interests in the Notes in customers’ securities accounts in the depositaries’ name on the books of DTC. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriters assume any responsibility for the accuracy or completeness thereof.

Same-Day Settlement and Payment

Settlement for the Notes will be made in immediately available funds. The Notes will trade in DTC’s Same-Day Funds Settlement System until maturity and, therefore, DTC will require secondary trading activity in the Notes to be settled in immediately available funds. Secondary trading in long-term notes of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the Notes.

Regarding the Indenture Trustee

U.S Bank will act as trustee for the Notes under the indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default with respect to the Notes, the trustee must eliminate the conflict or resign. In that event, we would be required to appoint a successor trustee.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This summary does not purport to be a complete analysis of all potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended, referred to herein as the Code, the Treasury Regulations promulgated under the Code, referred to herein as the Regulations, and administrative and judicial interpretations of the Code and the Regulations, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the U.S. federal income tax consequences with respect to Notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes.

We intend, and by acquiring any Notes each beneficial holder of a Note will agree, to treat the Notes as indebtedness for United States federal income tax purposes, and this summary assumes such treatment.

This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, partnerships or other pass-through entities, United States expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the United States dollar, or persons who hold Notes as part of a straddle, hedge, conversion or other integrated financial transaction).

In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or non-U.S. jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

If a partnership holds Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Notes, you should consult your own tax advisor.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Notes that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of Notes that is neither a U.S. Holder nor an entity treated as a partnership for United States federal income tax purposes.

United States Federal Income Taxation of U.S. Holders

Payments of stated interest.  It is expected and this discussion assumes that either the issue price of the Notes will equal the stated redemption price of the Notes or the Notes will be issued with no more than a de minimis amount of original issue discount. Stated interest on a Note will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the holder’s regular method of accounting for United States federal income tax purposes.

Disposition of the Notes.  Upon the sale, exchange or other taxable disposition of a Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except an amount equal to accrued but unpaid interest not previously included in income, which is treated as interest as described above) and (ii) such holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to such holder. Any gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Note is more than one year. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Backup withholding and information reporting.  For each calendar year in which the Notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations, provided that they establish entitlement to an exemption.

In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, we, our agent or paying agents, or a broker may be required to “backup” withhold at the applicable statutory rate on each payment on the Notes and on the proceeds from a sale of the Notes. The backup withholding obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including tax-exempt organizations, provided that they establish entitlement to an exemption.

Backup withholding is not an additional tax and may generally be refunded or credited against the U.S. Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

Unearned Income Medicare Contribution Tax.  In addition, any payments of interest on or gains earned from the sale, exchange, or other taxable disposition of the Notes may be subject to the 3.8% tax on net investment income for taxpayers whose income exceeds certain thresholds. U.S. Holders should consult their own tax advisors to determine the applicability of this tax.

United States Federal Income Taxation of Non-U.S. Holders

Payments of interest.  Subject to the discussion of backup withholding and FATCA below, under the “portfolio interest exemption,” payments of interest on the Notes to a Non-U.S. Holder will generally not be subject to United States federal withholding tax, provided that:

•	such payments are not effectively connected with the conduct of a United States trade or business, or in the case of an income tax treaty resident, a United States permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States;
•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•	the Non-U.S. Holder is not a “controlled foreign corporation” (as defined in the Code) that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us; the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

•	either (a) the beneficial owner of the Notes certifies on IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form or successor form) has been received from the beneficial owner by it or by any such financial institution between it and the beneficial owner and furnishes us with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a 30% United States federal withholding tax unless the beneficial owner of the Note provides a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty, or
•	IRS Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with a United States trade or business or, if certain treaties apply, it is attributable to a permanent establishment or fixed base maintained in the United States of the beneficial owner (in which case such interest will be subject to regular graduated United States tax rates as described below).

Non-U.S. Holders should consult their own tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the Note is effectively connected with a United States trade or business of the beneficial owner (and if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base), the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (unless reduced by an applicable income tax treaty) in respect of such interest.

Disposition of the Notes.  No withholding of United States federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or other disposition of a Note (except to the extent such income is attributable to accrued but unpaid interest, which will be treated as interest as described above under “— Payments of interest”).

Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain or income is effectively connected with a United States trade or business (and, if required by an applicable treaty, is attributable to a United States permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange or other disposition of a Note will be treated as discussed under “— Payments of interest.”

Backup withholding and information reporting.  United States backup withholding will not apply to payments of interest on a Note or proceeds from the sale or other disposition of a Note payable to a Non-U.S. Holder if the certification described in “— Payments of interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting still may apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

Foreign Account Tax Compliance Act (FATCA).  A 30% U.S. federal withholding tax may apply to interest income paid on Notes, and the gross proceeds from a disposition of Notes occurring after December 31, 2018, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “United States Federal Income Taxation of Non-U.S. Holders — Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of Notes.

CERTAIN BENEFIT PLAN AND ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the Notes by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA) that is subject to Title I of ERISA, a plan described in Section 4975 of the Code, including an individual retirement account (we refer to an account of this type as an IRA) or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, referred to herein as Similar Laws, and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity, each of which we refer to as a Plan.

General Fiduciary Matters.  ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, referred to herein as an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

We note that, on April 8, 2016, the U.S. Department of Labor published a comprehensive package of guidance that substantially expands the definition of who is a “fiduciary” under ERISA as a result of giving investment advice to a plan or its participants or beneficiaries. The final guidance is effective sixty days after its publication but is not applicable until April 10, 2017 (and certain portions of it are phased in and applicable at later dates). In deciding whether to make an investment in the Notes, you should consider the impact and timing of these new rules governing fiduciaries.

In considering the acquisition, holding and, to the extent relevant, disposition of Notes with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA (including the new guidance effective next year), the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues.  Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

We or the underwriters may be parties in interest or disqualified persons with respect to ERISA Plans and the purchase and/or holding of Notes may be characterized as an extension of credit by the purchaser or holder of Notes to Peapack. The acquisition, holding and, to the extent relevant, disposition of Notes by an ERISA Plan with respect to which the issuer or the underwriters (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the Notes are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, the Notes should not be acquired, held or disposed of by any person investing “plan assets” of any Plan, unless such acquisition, holding and disposition will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation.  Each purchaser and holder of Notes will be deemed to have represented and warranted that either, under ERISA or Similar Laws, (i) it is not a Plan, such as an IRA, and no portion of the assets used to acquire or hold the Notes, whether directly or indirectly, constitutes assets of any Plan or (ii) the acquisition, holding and disposition of a Note satisfies the applicable fiduciary requirements of ERISA and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption. Any subsequent purchaser of such Notes will be required to make the same representations concerning the use of plan assets to acquire or hold the Notes.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes. The acquisition, holding and, to the extent relevant, disposition of Notes by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

We have entered into an underwriting agreement with Sandler O’Neill & Partners, L.P. as the representative of each of the underwriters named below, with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, each underwriter has agreed, severally but not jointly, to purchase the aggregate principal amount of Notes in this offering set forth next to its name in the following table.

Underwriters	Amount of Securities
Sandler O’Neill & Partners, L.P.	$40,000,000
Keefe, Bruyette & Woods, Inc.	$10,000,000
Total	$50,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriters are obligated to purchase all of the Notes offered by this prospectus supplement if any of the Notes are purchased.

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Discounts

The following table shows the per Note and total underwriting discounts and commissions we will pay the underwriters.

Per Note	1.50%
Total	$750,000

Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The expenses of the offering, not including the underwriting discounts and commissions, are estimated at $500,000 and are payable by us.

The representative of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

New Issuance of Notes

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including the closing date of the offering contemplated hereby, that we will not, without the prior written consent of the representatives of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive such securities, other than the Notes.

Price Stabilization, Short Positions

In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which may create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or syndicate covering transactions. Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

VALIDITY OF NOTES

The validity of the Notes we are offering will be passed upon for us by Day Pitney LLP, New York, New York. Covington & Burling LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The consolidated financial statements of Peapack incorporated in this registration statement by reference to Peapack’s Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$100,000,000

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference into this prospectus or any prospectus supplement before you make your investment decision.

Our common stock trades on the NASDAQ Global Select Market under the ticker symbol “PGC”.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, in the applicable prospectus supplement and in our most recent annual report on Form 10-K, along with the disclosures related to risk factors contained in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings with the Securities and Exchange Commission, which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated August 22, 2014.

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ABOUT THIS PROSPECTUS

Unless otherwise noted or the context otherwise requires, references in this prospectus to “Peapack” and “the Company” are to Peapack-Gladstone Financial Corporation and its consolidated subsidiaries. The terms “we”, “us” and “our” refer to Peapack-Gladstone Financial Corporation when discussing the securities to be issued by the Company. In this prospectus, we sometimes refer to the common stock, preferred stock, debt securities, depositary shares, warrants and units collectively as “offered securities.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. By this prospectus, Peapack-Gladstone Financial Corporation may from time to time offer any combination of the following securities described in this prospectus in one or more offerings:

•	common stock;
•	preferred stock;
•	debt securities;
•	depositary shares;
•	warrants; and/or
•	units.

This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you may consider important before investing in our securities. You should read the entire prospectus carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” along with the consolidated financial statements (including the accompanying notes) and the documents we refer to and incorporate by reference.

About Peapack

Peapack-Gladstone Financial Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was organized under the laws of New Jersey in August 1997, by the Board of Directors of Peapack-Gladstone Bank (the “Bank”), its principal subsidiary, to become a holding company for the Bank. The Bank is a state chartered commercial bank founded in 1921 under the laws of the State of New Jersey. The Bank is a member of the Federal Reserve System. The Bank offers financial services through 23 full-service banking offices. The Bank maintains ten branches in Somerset County, six in Morris County, four in Hunterdon County, one in Middlesex County and two in Union County.

The Bank is primarily dedicated to providing quality, personalized financial, trust and investment services to individuals and small businesses.

In addition to commercial lending activities, the Bank offers a wide range of consumer banking services, including: checking and savings accounts, money market and interest-bearing checking accounts, certificates of deposit, and individual retirement accounts held in certificates of deposit. The Bank also offers residential and construction mortgages, home equity lines of credit and other second mortgage loans. For children, the Bank offers a special pony club savings account. New Jersey Consumer Checking Accounts are offered to low income customers. In addition, the Bank provides foreign and domestic travelers’ checks, cashier’s checks and wire transfers. Automated teller machines are available at 23 locations. Via the automatic teller machine access card issued by the Bank, customers may pay for commodities at point-of-sale merchant locations. Internet banking, including an online bill payment option and mobile phone banking, is available to customers. The Corporation has no foreign operations.

The Bank has a Trust and Investment Department, PGB Trust & Investments, which offers personal investment management services, personal trust administration services, estate settlement, income tax services, custodial services and other financial planning services. Since its inception in 1972, market value of trust assets under administration have increased to $2.84 billion as of June 30, 2014. In December 2012, Peapack formed PGB Trust & Investments of Delaware, a subsidiary of the Bank, and opened an office in Greenville, Delaware.

Our principal executive offices are located at 500 Hills Drive, Suite 300, Bedminster, New Jersey 07921, and our telephone number is (908) 234-0700. Our website is www.pgbank.com. Information on our website shall not be deemed part of this prospectus.

Ratios of Earnings to Fixed Charges and Preferred Dividends

The ratios of earnings to fixed charges for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Excluding interest on deposits	12.1x	15.4x	12.1x	7.1x	4.7x	4.6x
Including interest on deposits	5.0x	4.7x	4.1x	2.7x	1.9x	1.5x

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider all of the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC. The material risks and uncertainties that management believes affect us will be described in those documents but are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our future results. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking information about us that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Peapack and its subsidiaries.

Discussions containing forward-looking statements may be found, among other places, in this prospectus, any supplement to this prospectus, our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as any similar statements contained in future Current Reports on Form 8-K, Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K, which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements as statements of historical fact or as guarantees or assurances of future performance because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” below.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

We may offer and sell from time to time, in one or more offerings, the following:

•	common stock;
•	preferred stock;
•	debt securities;
•	depositary shares;
•	warrants; and/or
•	units.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Peapack presently consists of 21,000,000 shares of common stock, no par value, and 500,000 shares of preferred stock. As of June 30, 2014, 12,154,150 shares of our common stock and no shares of preferred stock were outstanding, along with an additional number of shares of common stock issuable pursuant to warrants and employee stock options.

The following is merely a summary of the terms of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, and all amendments thereto, copies of which have been filed with the SEC and are also available upon request from us.

Peapack is a New Jersey corporation governed by the New Jersey Business Corporation Act and a registered bank holding company under the Bank Holding Company Act.

Common Stock

The following description describes certain general terms of our common stock.

Dividend Rights

The holders of Peapack’s common stock are entitled to receive dividends, when, as and if declared by the Board of Directors of Peapack out of funds legally available. The only statutory limitation is that such dividends may not be paid when Peapack is insolvent. Since the principal source of income for Peapack will be dividends on Bank common stock paid to Peapack by the Bank, Peapack’s ability to pay dividends to its shareholders will depend on whether the Bank pays dividends to it. As a practical matter, restrictions on the ability of the Bank to pay dividends act as restrictions on the amount of funds available for the payment of dividends by Peapack. As a New Jersey chartered commercial bank, the Bank is subject to the restrictions on the payment of dividends contained in the New Jersey Banking Act of 1948, as amended (the “Banking Act”). Under the Banking Act, the Bank may pay dividends only out of retained earnings, and out of surplus to the extent that surplus exceeds 50% of stated capital. Under the Financial Institutions Supervisory Act, the Federal Deposit Insurance Corporation (“FDIC”) has the authority to prohibit a state-chartered bank from engaging in conduct that, in the FDIC’s opinion, constitutes an unsafe or unsound banking practice. Under certain circumstances, the FDIC could claim that the payment of a dividend or other distribution by the Bank to Peapack constitutes an unsafe or unsound practice. The Corporation is also subject to Federal Reserve Bank (“FRB”) policies, which may, in certain circumstances, limit its ability to pay dividends. The FRB policies require, among other things, that a bank holding company maintain a minimum capital base and serve as a source of strength to its subsidiary bank. The FRB by supervisory letters has advised holding companies that it is has supervisory concerns when the level of dividends is too high and would seek to prevent dividends if the dividends paid by the holding company exceeded its earnings. The FRB would most likely seek to prohibit any dividend payment that would reduce a holding company’s capital below these minimum amounts.

Voting Rights

At meetings of shareholders, holders of our common stock are entitled to one vote per share. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of our common stock at a meeting at which a quorum is present. The adoption of plan of merger or consolidation or the sale of all or substantially all of our assets requires the approval of a majority of the votes cast by holders of our common stock.

Liquidation Rights

In the event of liquidation, dissolution or winding up of Peapack, holders of our common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of our preferred stock described below.

Assessment and Redemption

All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not redeemable at the option of the issuer or the holders thereof.

Preemptive Rights

Holders of shares of our common stock have no preemptive rights.

Other Matters

Our common stock trades on the NASDAQ Global Select Market under the ticker symbol “PGC”.

“Blank Check” Preferred Stock

The unissued 500,000 shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. Except in limited circumstances, our certificate of incorporation authorizes our board of directors to issue new shares of Peapack preferred stock without further shareholder action.

The issuance of preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock will not have preemptive rights with respect to any newly issued stock. Our board of directors could adversely affect the voting power of holders of our stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of Peapack that the board of directors does not believe to be in the best interests of its shareholders, the board could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Blank check preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a poison pill. Our board of directors has not approved any plan to issue preferred stock for this purpose and does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of Peapack and its shareholders.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;
•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;
•	the provisions for a sinking fund, if any, for the preferred stock being offered;
•	the provisions for redemption, if applicable, of the preferred stock being offered;
•	the provisions for redemption, if applicable, of the preferred stock being offered;
•	any listing of the preferred stock being offered on any securities exchange or market;
•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;
•	voting rights, if any, of the preferred stock being offered;
•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;
•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Peapack;
•	any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Peapack; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Peapack, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;
•	equally with all equity securities issued by us other than our common stock and preferred stock and other equity securities which by their terms rank junior to or senior to the preferred stock being offered; and
•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors. Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•	if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or
•	if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Peapack, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior to or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Peapack be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Peapack.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

The terms on which any series of preferred stock may be redeemed will be in the relevant prospectus supplement. All shares of preferred stock that Peapack redeems, purchases or acquires, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock unless otherwise provided in the amendment to the certificate of incorporation creating the class or series of preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Peapack, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Peapack, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of Peapack with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Peapack, will not be deemed to constitute a liquidation, dissolution or winding up of Peapack.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the New Jersey Business Corporation Act, holders of outstanding shares of a series or class of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series or class of preferred stock or our certificate of incorporation, if the amendment would:

•	exclude or limit their right to vote on any matter;
•	limit or deny their existing preemptive rights;
•	cancel or otherwise adversely affect dividends which have accrued but have not been declared;
•	create a new class or series of stock having superior rights or preferences or increase the rights or preferences of any other class or series of stock; or
•	alter or change the powers, preferences or special rights of the shares of such class in certain specified ways so as to subordinate them or affect them adversely.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Peapack or other issuers will be set forth in the applicable prospectus supplement relating to the preferred stock.

DESCRIPTION OF DEBT SECURITIES

Description of Senior Debt Securities and Subordinated Debt Securities

General

We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, and general obligations of Peapack.

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to senior debt securities of Peapack, as described below under “Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Senior Debt Securities and Subordinated Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “Description of Senior Debt Securities and Subordinated Debt Securities,” we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939.

Each indenture will be between Peapack and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions under the heading “Description of Senior Debt Securities and Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information.” Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	the amount of debt securities issued and any limit on the amount that may be issued;
•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;
•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;
•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;
•	the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;
•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;
•	the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;
•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;
•	the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;
•	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;
•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;
•	whether the debt securities will be issued in certificated or book-entry form;
•	whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•	if the debt securities will be issuable only in global form, the depositary or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;
•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;
•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;
•	whether the debt securities can be converted into or exchanged for other securities of Peapack, and the related terms and conditions;
•	in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;
•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and
•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Peapack. The applicable indenture may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Peapack that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “Description of Senior Debt Securities and Subordinated Debt Securities”:

•	“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Peapack or by one or more other subsidiaries of Peapack. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and
•	“significant subsidiary” means any subsidiary of Peapack that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of Peapack in a liquidation or dissolution of Peapack, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Peapack, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, general creditors of Peapack may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to Peapack, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•	existing senior debt and other indebtedness of Peapack evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;
•	indebtedness of Peapack for money borrowed or represented by purchase-money obligations, as defined below;
•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;
•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in the Company’s consolidated financial statements;
•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;
•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;
•	all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and
•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the clauses above.

However, “senior debt” excludes:

•	any indebtedness, obligation or liability referred to in the eight clauses above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;
•	any indebtedness, obligation or liability which is subordinated to indebtedness of Peapack to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and
•	unless expressly provided in the terms thereof, any other indebtedness of Peapack to its subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because Peapack is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of Peapack’s subsidiaries, since any right of Peapack to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. If Peapack itself is recognized as a creditor of that subsidiary, the claims of Peapack would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Peapack. Claims from creditors (other than us) on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to Peapack-Gladstone Bank would be subordinate in right of payment to deposits and to other indebtedness of the banks.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•	issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;
•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary or with a nominee for a depositary identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;
•	the investor cannot receive physical certificates for his or her debt securities;
•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;
•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;
•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and
•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	Peapack is the continuing entity, or
•	the successor entity, if other than Peapack, formed by or resulting from any consolidation or merger, or which has received the transfer of Peapack’s assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures, and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of Peapack or any subsidiary as a result of that transaction as having been incurred by Peapack or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; provided, however, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants of Peapack and/or modifications to the covenant described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain the restrictive covenant stated above, nor does it contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or
•	paying dividends or making other distributions on our capital stock;
•	purchasing or redeeming our capital stock; or
•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

•	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;
•	failure to pay principal of, or premium, if any, on any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;
•	default in making any sinking fund payment when due, for any debt security of the series;
•	default in the performance or breach of any other covenant or warranty of Peapack contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;
•	specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Peapack or any significant subsidiary or either of their property; and
•	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in the fifth clause above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25%

of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•	we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee, and
•	all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or
•	in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment,

•	except as described in the prospectus supplement relating to such debt security:
º	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security;
º	reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;
º	extend the time of payment of interest on any debt security or any additional amounts;
º	change any of the conversion, exchange or redemption provisions of any debt security;
º	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;
º	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;
º	release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities; or
º	in the case of subordinated debt securities, modify the ranking or priority of the securities;
•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture; or
•	modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by Peapack with specific covenants in the indenture.

Peapack and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to Peapack as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;
•	to add to the covenants of Peapack for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Peapack in the indenture;
•	to add events of default for the benefit of the holders of all or any series of debt securities;
•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•	to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;
•	to secure or provide for the guarantee of the debt securities;
•	to establish the form or terms of debt securities of any series and any related coupons;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under an indenture by more than one trustee;
•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;
•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;
•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;
•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or
•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;
•	the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and
•	debt securities owned by Peapack or any other obligor upon the debt securities or any affiliate of Peapack or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions in that indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or
•	covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;
•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;
•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Peapack is a party or by which it is bound;
•	certain other provisions set forth in the indenture are met;
•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•	in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “Subordination of Subordinated Debt Securities” would prevent Peapack from making payments of principal of and premium, if any, and interest on the subordinated debt securities at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:
º	purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,
º	in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,
º	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,
º	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or
º	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;
•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the debt securities; or
•	make any guarantee payments regarding the foregoing.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.

We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the subordinated debt securities. We will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (a) the next succeeding interest payment date or (b) the date upon which we are required to give notice to any applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” below.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

Peapack and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither the depositary nor Peapack will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both Peapack and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of Peapack and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. Peapack and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. Peapack and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

Peapack, each depositary and any agent of Peapack or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As of June 30, 2014, we had no warrants to purchase shares of our common stock issued and outstanding.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;
•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;
•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;
•	the maximum or minimum number of warrants which may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, the Company expects to use the net proceeds from the sale of offered securities for working capital and general corporate purposes, which may include:

•	investments in Peapack-Gladstone Bank and other subsidiaries as regulatory capital;
•	expansion of the business; and
•	investments at the holding company level.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The ratios of earnings to fixed charges for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 and for the six months ended June 30, 2014 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Excluding interest on deposits	12.1x	15.4x	12.1x	7.1x	4.7x	4.6x
Including interest on deposits	5.0x	4.7x	4.1x	2.7x	1.9x	1.5x

PLAN OF DISTRIBUTION

Peapack may sell the offered securities:

•	directly to purchasers,
•	through agents,
•	through dealers,
•	through underwriters,
•	directly to its shareholders, or
•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Peapack from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

Peapack may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Offerings of securities covered by this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of a securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•	to or through a market maker otherwise than on such securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;
•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Peapack may directly solicit offers to purchase offered securities. Agents designated by Peapack from time to time may also solicit offers to purchase offered securities. Any agent designated by Peapack who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Peapack to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Peapack will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, Peapack will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Peapack in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, Peapack will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Peapack at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and
•	if the offered securities are also being sold to underwriters, Peapack will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Peapack. Any remarketing firm will be identified and the terms of its agreement, if any, with Peapack and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Peapack, to indemnification by Peapack against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, Peapack in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Day Pitney LLP, Parsippany, New Jersey.

EXPERTS

The consolidated financial statements of Peapack incorporated in this registration statement by reference to Peapack’s Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. This prospectus summarizes material provisions of contracts and other documents that we refer you to. For further information on Peapack and the securities, you should refer to our registration statement and its exhibits, as well as prospectus supplements and certain Current Reports on Form 8-K that we may file regarding the sale of certain securities covered by this registration statement. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

We also file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;
•	we can disclose important information to you by referring you to those documents; and
•	information that we file with the SEC will automatically update and supersede this prospectus and earlier information incorporated by reference. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2013;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;
•	Current Reports filed on Form 8-K dated February 21, 2014, April 22, 2014 (Item 7.01 only) and April 28, 2014;
•	The definitive proxy statement for our 2014 annual meeting of shareholders; and
•	The description of the common stock which is contained in Peapack’s Registration Statement on Form 10 including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC in the future until the termination of any offering of securities offered by this prospectus under the terms of:

•	Sections 13(a) and (c) of the Exchange Act;
•	Section 14 of the Exchange Act; and
•	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operation may have changed since that date.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:

Peapack-Gladstone Financial Corporation
500 Hills Drive, Suite 300
Bedminster, New Jersey 07921
Attention: Jeffrey J. Carfora
Telephone: (908) 234-0700

$50,000,000

6.00% Fixed-to-Floating Subordinated Notes due June 30, 2026

Book-Running Manager

Sandler O’Neill + Partners, L.P.

Co-Manager

Keefe, Bruyette & Woods
                    A Stifel Company